                                 UNITED STATES
                       SECURITIES AND EXCHANGE COMMISSION
                             WASHINGTON, D.C. 20549

                             ----------------------

                                   FORM 8-K/A

                                 CURRENT REPORT

                     PURSUANT TO SECTION 13 OR 15(d) OF THE
                        SECURITIES EXCHANGE ACT OF 1934

         Date of Report (Date of earliest event reported): May 5, 2004

                             ----------------------

                                LITTELFUSE, INC.
             (Exact name of Registrant as specified in its charter)

         DELAWARE                      0-20388                 36-3795742
      (State or other           (Commission File Number)     (IRS Employer
jurisdiction of incorporation)                            Identification Number)

800 EAST NORTHWEST HIGHWAY
   DES PLAINES, ILLINOIS                                         60016
  (Address of principal                                        (Zip Code)
    executive offices)

                                 (847) 824-1188
              (Registrant's telephone number, including area code)

                                      N/A
         (Former name or former address, if changed since last report)

   --------------------------------------------------------------------------

   --------------------------------------------------------------------------

   --------------------------------------------------------------------------

ITEM 2. ACQUISITION OR DISPOSITION OF ASSETS

      On May 5, 2004, Littelfuse, Inc. ("Littelfuse") entered into a definitive agreement to acquire an 82% stake in Heinrich Industrie AG ("Heinrich") for euro
39.5 million (approximately $47.7 million) in cash and also estimated acquisition costs of euro 2.0 million (approximately $2.4 million). Closing of the transaction took place on May 6, 2004. Littelfuse purchased the controlling interest in Heinrich from the company's two largest shareholders and initiated a tender offer for the remaining shares of the publicly held company. Littelfuse funded the acquisition with $18.1 million in cash and $32.0 million of borrowings on an existing revolving line of credit. Heinrich is the holding company for the Wickmann Group of circuit protection products, which has three business units: electronic, automotive and electrical. Littelfuse intends to operate Heinrich in such business units subsequent to the acquisition.

ITEM 7. FINANCIAL STATEMENTS, PRO FORMA FINANCIAL INFORMATION AND EXHIBITS

      ITEM 7a. FINANCIAL STATEMENTS OF BUSINESSES ACQUIRED.

Below are the financial statements of Heinrich Industrie AG required by Item 7(a) of this Form 8-K.

                         Report of Independent Auditors

The Board of Directors
Heinrich Industrie AG


                              PwC Westdeutschland

                                     - 1 -

BESTATIGUNGSVERMERK DES ABSCHLUSSPRUFERS

Wir haben den Jahresabschluss unter Einbeziehung der Buchfuhrung und den Konzernab-schluss der HEINRICH INDUSTRIE AG, Essen, mit einem zusammengefassten Anhang sowie den zusammengefassten Bericht uber die Lage der Gesellschaft und des Konzerns fur das Ge-schaftsjahr vom 1. Januar bis 31. Dezember 2003 gepruft. Die Buchfuhrung und die Aufstellung dieser Unterlagen nach den deutschen handelsrechtlichen Vorschriften liegen in der Verantwortung des Vorstands der Gesellschaft. Unsere Aufgabe ist es, auf der Grundlage der von uns durchgefuhrten Prufung eine Beurteilung uber den Jahresabschluss unter Einbeziehung der Buchfuhrung und uber den Konzernabschluss sowie den zusammengefassten Lagebericht abzugeben.

Wir haben unsere Jahres- und Konzernabschlussprufung nach Section 317 HGB unter Beachtung der vom Institut der Wirtschaftsprufer (IDW) festgestellten deutschen Grundsatze ordnungsmabiger Abschlussprufung vorgenommen. Danach ist die Prufung so zu planen und durchzufuhren, dass Unrichtigkeiten und Verstobe, die sich auf die Darstellung des durch den Jahres- und Konzernabschluss unter Beachtung der Grundsatze ordnungsmabiger Buchfuhrung und durch den zusammengefassten Lagebericht vermittelten Bildes der Vermogens-, Finanz- und Ertragslage wesentlich auswirken, mit hinreichender Sicherheit erkannt werden. Bei der Festlegung der Prufungshandlungen werden die Kenntnisse uber die Geschaftstatigkeit und uber das wirtschaftliche und rechtliche Umfeld der Gesellschaft und des Konzerns sowie die Erwartungen uber mogliche Fehler berucksichtigt. Im Rahmen der Prufung werden die Wirksamkeit des rechnungslegungsbezogenen internen Kontrollsystems sowie Nachweise fur die Angaben in Buchfuhrung, Jahres- und Konzernabschluss und im zusammengefasstem Lagebericht uberwiegend auf der Basis von Stichproben beurteilt. Die Prufung umfasst fur den Jahresabschluss die Beurteilung der angewandten Bilanzierungsgrundsatze und fur den Konzernabschluss die Beurteilung der Jahresabschlusse der in den Konzernabschluss einbezogenen Unternehmen, der Abgrenzung des Konsolidierungskreises und der angewandten Bilanzierungs- und Konsolidierungsgrundsatze sowie fur beide Rechenwerke die Beurteilung der wesentlichen Einschatzungen des Vorstands der Gesellschaft und die Wurdigung der Gesamtdarstellung des Jahres- und des Konzernabschlusses sowie des zusammengefassten Lageberichts. Wir sind der Auffassung, dass unsere Prufung eine hinreichend sichere Grundlage fur unsere Beurteilung bildet.

Unsere Prufung hat zu keinen Einwendungen gefuhrt.

                              PwC Westdeutschland

                                      - 2 -

Nach unserer Uberzeugung vermitteln der Jahresabschluss und der Konzernabschluss unter Beachtung der Grundsatze ordnungsmabiger Buchfuhrung ein den tatsachlichen Verhaltnissen entsprechendes Bild der Vermogens-, Finanz- und Ertragslage der HEINRICH INDUSTRIE AG, Essen, und des Konzerns. Der zusammengefasste Lagebericht gibt insgesamt eine zutreffende Vorstellung von der Lage der Gesellschaft und des Konzerns und stellt die Risiken der kunftigen Entwicklung zutreffend dar.

Essen, den 13. Februar 2004

PwC Westdeutschland

Aktiengesellschaft
Wirtschaftsprufungsgesellschaft

/s/ (SCHWARZHOF)                  /s/ (POPPELMEYER)              [SEAL]
-----------------------           -----------------------
(Schwarzhof)                      (Poppelmeyer)
Wirtschaftsprufer                 Wirtschaftsprufer

                     Translation

                              PwC Westdeutschland

                                     - 1 -

AUDITOR'S REPORT

We have audited the annual financial statements, together with the bookkeeping system, and the consolidated financial statements of HEINRICH INDUSTRIE AG, Essen, with combined notes, as well as the combined management report of the Company and the Group for the business year from January 1 to December 31, 2003. The bookkeeping system and the preparation of these documents in accordance with German commercial law are the responsibility of the Company's Board of Managing Directors. Our responsibility is to express an opinion on the annual financial statements, together with the bookkeeping system, as well as on the consolidated financial statements and the combined management report of the Company and the Group based on our audit.

We conducted our audit of the annual and consolidated financial statements in accordance with Section 317 HGB and German generally accepted standards for the audit of financial statements promulgated by the Institut der Wirtschaftsprufer in Deutschland (IDW). Those standards require that we plan and perform the audit such that misstatements materially affecting the presentation of the net assets, financial position and results of operations in the annual und consolidated financial statements in accordance with German principles of proper accounting and in the combined management report are detected with reasonable assurance. Knowledge of the business activities and the economic and legal environment of the Company and the Group and evaluations of possible misstatements are taken into account in the determination of audit procedures. The effectiveness of the accounting-related internal control system and the evidence supporting the disclosures in the books and records, the annual and consolidated financial statements and the combined management report are examined primarily on a test basis within the framework of the audit. The audit includes for the annual financial statements assessing the accounting principles used and for the consolidated financial statements assessing the annual financial statements of the companies included in consolidation, the determination of the companies to be included in consolidation, the accounting and consolidation principles used as well as for both statements the evaluation of significant estimates made by the Company's Board of Managing Directors, and evaluating the overall presentation of the annual and consolidated financial statements and the combined management report. We believe that our audit provides a reasonable basis for our opinion.

Our audit has not led to any reservations.

                              PwC Westdeutschland

                                     - 2 -

In our opinion, the annual financial statements and the consolidated financial statements give a true and fair view of the net assets, financial position and results of operations of HEINRICH INDUSTRIE AG, Essen, and the Group, respectively, in accordance with German principles of proper accounting. On the whole the combined management report provides a suitable understanding of the Company's and the Group's position and suitably presents the risks of future development.

Essen, February 13, 2004

PwC Westdeutschland

Aktiengesellschaft
Wirtschaftsprufungsgesellschaft

(Schwarzhof)                    (Poppelmeyer)
Wirtschaftsprufer               Wirtschaftsprufer
[German Public Auditor]         [German Public Auditor]

Consolidated Balance Sheet

                                                                  12/31/2003        12/31/2002
                         ASSETS                                 E          E            KE
                         ------                             ---------  -----------  ----------
FIXED ASSETS

Intangible assets

  Industrial property and similar rights and
  assets, and licenses in such rights and assets            3,020,520                    1,373

  Goodwill                                                     37,339                       77

  Prepayments                                                  33,282                      549
                                                            ---------               ----------
                                                            3,091,141                    1,999
                                                            ---------               ----------
Tangible assets

  Land, similar rights and buildings including
  buildings on leasehold hand                               1,762,953                    1,884

  Technical equipment and machinery                         9,105,241                    9,631

  Other equipment, factory and office equipment             2,085,690                    2,222

  Prepayments and constructions in process                    688,758                      917
                                                           ----------               ----------
                                                           13,642,642                   14,654
                                                           ----------               ----------
Financial assets

  Shares in affiliated companies                               13,422                       13

  Participating interests                                   5,520,854                    5,111

  Securities                                                        0                        0

  Other loans                                                   8,110                       10
                                                           ----------               ----------
                                                            5,542,386                    5,134
                                                           ----------               ----------
                                                                        22,276,169      21,787
                                                                                    ----------
CURRENT ASSETS

Inventories

  Raw materials and supplies                                3,718,340                    4,830

  Work in process                                           4,899,157                    3,984

  Finished goods and merchandise                            6,030,550                    6,648

  Prepayments                                                   4,971                        1
                                                           ----------               ----------
                                                           14,653,018                   15,463
                                                           ----------               ----------
Receivables and other assets

  Trade receivables                                         9,656,807                    9,627

  Receivables from affiliated companies                           423                        0

  Receivables from companies in which the company
  has a participating interest                                 73,653                       29

  Other assets                                              1,642,151                    1,981
                                                           ----------               ----------
                                                           11,373,034                   11,637
                                                           ----------               ----------
Securities

  Other securities                                                632                        2

Cash in hand, bank balances                                12,449,362                   12,511
                                                           ----------               ----------
                                                                        38,476,046      39,613
                                                                                    ----------
PREPAID EXPENSES AND DEFERRED CHARGES                                       36,198          37
                                                                        ----------  ----------
                                                                        60,788,413      61,437
                                                                        ----------  ----------

                                                                 12/31/2003         12/31/2002
            EQUITY AND LIABILITIES                              E           E           KE
            ----------------------                         ----------  -----------  ----------
SHAREHOLDERS' EQUITY

Subscribed capital                                         10,400,000                   10,400

Capital reserve                                            10,992,775                   10,993

Earning reserves
  Other earnings reserves                                  11,215,948                   10,179

Net income shown in balance sheet                           1,100,000                    1,100

Balancing item for minority interest                          330,843                      404
                                                           ----------               ----------
                                                                        34,039,566      33,076
                                                                                    ----------
SPECIAL RESERVES

Special account with reserve characteristics                        0                    4,705

Other Special account for investment subsidies                      0                      417
                                                           ----------               ----------
                                                                                 0       5,122
                                                                                    ----------
ACCRUALS

Accruals for pensions and similar obligations               8,033,329                    7,954

Accruals for former coal-mining                             3,529,684                    3,595

Tax accruals                                                  923,544                      102

Other accruals                                              8,912,355                    5,338
                                                           ----------               ----------
                                                                        21,398,912      16,989
                                                                                    ----------
LIABILITIES

Bank loans and overdrafts                                   1,139,462                      733

Customer advances                                              16,442                        1

Trade payables                                              1,910,285                    2,656

Payables to affiliated companies                               15,195                       15

Payable to companies in which the company has
a participating interest                                          724                       56

Other liabilities                                           2,263,890                    2,782
                                                           ----------               ----------
                                                                         5,345,998       6,243
                                                                                    ----------
DEFERRED INCOME                                                              3,937           7
                                                                        ----------  ----------
                                                                        60,788,413      61,437
                                                                        ----------  ----------

Consolidated Income statement

                                                                    2003             2002
                                                               E            E         TE
                                                          -----------  -----------  -------
Sales                                                                   82,839,775   82,362

Increase or decrease in finished goods and                                             -344
work in process                                                            380,679

Other own work capitalized                                                 303,643      279

Other operating income                                                   7,213,781    4,292

Cost of materials:

  Cost of raw materials,supplies and merchandise          -28,658,241               -26,604

  Cost of purchased services                               -1,137,408                -1,132
                                                          -----------               -------
                                                                       -29,795,649  -27,736
Personnel expenses:

  Wages and salaries                                      -31,032,054               -29,699

  Social security, pensions and other benefits             -6,105,379                -6,076
                                                          -----------               -------
                                                                       -37,137,433  -35,775

Amortization and depreciation                                           -5,222,134   -6,720

Other operating expenses                                               -16,857,416  -16,261

Income from participating interests                                         30,002      124

Income from other long-term securities and
loans                                                                        1,291        2

Other interest and similar income                                          231,494      286

Interest and similar expenses                                              -51,560      -60
                                                                       -----------  -------
Net operating income                                                     1,936,473      449

Taxes on income                                                           -292,504     -114
                                                                       -----------  -------
Net income for the year                                                  1,643,969      335

Minority interests in loss/profit                                            1,482      -17
                                                                       -----------  -------
                                                                         1,645,451      318

Unappropriated retained earnings brought forward                                 0        7

Transfer from other earnings reserves                                            0      775

Transfer to other earnings reserves                                       -545,451        0
                                                                       -----------  -------
Net income shown in balance sheet                                        1,100,000    1,100
                                                                       -----------  -------

Statement of fixed assets for the year ended December 31, 2003 for the group


                                      At cost     Foreign      Changes in
                                     January 1,   currency    consolidated
                                        2003     translation   companies    Additions  Transfers
                                         E           E            E            E           E
                                     ----------  -----------  ------------  ---------  ---------
INTANGIBLE ASSETS

 Industrial property and
 similar rights and assets, and
 licenses in such rights
 and assets                           2,357,281      -69,088                1,633,575    549,190

Goodwill                                285,766      -28,608

Prepayments                             549,190                                33,282   -549,190
                                     ----------  -----------  ------------  ---------  ---------
                                      3,192,237      -97,696             0  1,666,857          0
                                     ----------  -----------  ------------  ---------  ---------
TANGIBLE ASSETS

Land, similar rights and buildings
 including buildings
 on leasehold hand                   28,133,285     -162,048                  114,981

Technical equipment and machinery    38,161,125     -361,676                2,514,167    750,927

Other equipment, factory and office
 equipment                           14,744,794     -152,097                  976,485     52,871

Prepayments and constructions in
 process                                916,666                               575,890   -803,798
                                     ----------  -----------  ------------  ---------  ---------
                                     81,955,870     -675,821             0  4,181,523          0
                                     ----------  -----------  ------------  ---------  ---------
FINANCIAL ASSETS

Shares in affiliated companies           13,422

Participating interests               5,110,290                               957,194

Securities                                    0

Other loans                               9,940                                 1,291
                                     ----------  -----------  ------------  ---------  ---------
                                      5,133,652            0             0    958,485          0
                                     ----------  -----------  ------------  ---------  ---------
TOTAL                                90,281,759     -773,517             0  6,806,865          0
                                     ----------  -----------  ------------  ---------  ---------

                                                   Accumulated  Net book value  Net book value  Depreciation
                                                  depreciation   December 31,    December 31,   for the year
                                     Retirements      2003          2003            2002           2003
                                          E            E              E              E               E
                                     -----------  ------------  --------------  --------------  ------------
INTANGIBLE ASSETS

Consessions, industrial property and
 similar rights and assets, and
 licenses in such rights
 and assets                              316,134     1,134,304       3,020,520       1,372,784       498,998

Goodwill                                               219,819          37,339          77,215        33,072

Prepayments                                                             33,282         549,190             0
                                     -----------  ------------  --------------  --------------  ------------
                                         316,134     1,354,123       3,091,141       1,999,189       532,070
                                     -----------  ------------  --------------  --------------  ------------
TANGIBLE ASSETS

Land, similar rights and buildings
 including buildings
 on leasehold hand                                  26,323,265       1,762,953       1,883,910       107,359

Technical equipment and machinery      1,656,567    30,302,735       9,105,241       9,631,590     3,471,331

Other equipment, factory and office
 equipment                               888,770    12,647,593       2,085,690       2,221,799     1,111,374

Prepayments and constructions in
 process                                                               688,758         916,666             0
                                     -----------  ------------  --------------  --------------  ------------
                                       2,545,337    69,273,593      13,642,642      14,653,965     4,690,064
                                     -----------  ------------  --------------  --------------  ------------
FINANCIAL ASSETS

Shares in affiliated companies                                          13,422          13,422             0

Participating interests                  546,630                     5,520,854       5,110,290             0

Securities                                                                   0               0             0

Other loans                                3,121                         8,110           9,940             0
                                     -----------  ------------  --------------  --------------  ------------
                                         549,751             0       5,542,386       5,133,652             0
                                     -----------  ------------  --------------  --------------  ------------
TOTAL                                  3,411,222    70,627,716      22,276,169      21,786,806     5,222,134
                                     -----------  ------------  --------------  --------------  ------------

Balance Sheet HEINRICH INDUSTRIE AG

                         ASSETS
                         ------                                      12/31/2003         12/31/2002
                                                                    E           E           TE
                                                                ----------  ----------  ----------
FIXED ASSETS

Tangible assets

-
  Land, similar rights and buildings including buildings
  on leasehold land                                                156,673                     157

  Other equipment, factory and office equipment                     84,940                      58
                                                                ----------              ----------
                                                                   241,613                     213
                                                                ----------              ----------
Financial assets

-
  Shares in affiliated companies                                24,626,521                  24,627

  Participating interest                                                 0                     546

  Other loans                                                        8,110                      10
                                                                ----------              ----------
                                                                24,634,631                  25,183
                                                                ----------              ----------
                                                                            24,876,244      25,396
CURRENT ASSETS

Receivables and other assets

-
  Receivables from affiliated companies                         32,479,623                  29,978

  Other assets                                                     877,274                     985
                                                                ----------              ----------
                                                                33,356,897                  30,963
                                                                ----------              ----------
Securities

  Other securities                                                       0                       1

Cash in hand, bank balances                                      9,373,132                  10,639
                                                                ----------              ----------
                                                                            42,730,029      41,603
                                                                                        ----------
-
PREPAID EXPENSES AND DEFFERED CHARGES                                            4,018           4
                                                                            ----------  ----------
                                                                            67,610,291      67,003
                                                                            ----------  ----------


                                                        12/31/2003        12/31/2002
           EQUITY AND LIABILITIES                     E           E           TE
           ----------------------                 ----------  ----------  ----------
SHAREHOLDERS' EQUITY

-
Subscribed capital                                10,400,000                  10,400

Capital reserve                                   10,992,775                  10,993

Earning reserves
  Other earnings reserves                         10,198,558                  10,199

Net income shown in balance sheet                  1,100,000                   1,100
                                                 -----------              ----------
                                                              32,691,333      32,692
                                                                          ----------
SPECIAL RESERVOS                                               1,829,323       1,931
                                                                          ----------
ACCRUALS

Accruals for pensions and similar obligations      2,437,074                   2,406

Accruals for former coal-mining                    3,529,684                   3,595

Other accruals                                     1,223,364                     761
                                                 -----------              ----------
                                                               7,190,122       6,762
                                                                          ----------
LIABILITIES

Trade payables                                        61,336                     109

Payable to affiliated companies                   25,739,490                  25,448
Other liabilities                                     98,687                      61
                                                 -----------              ----------
                                                              25,899,513      25,618
                                                              ----------  ----------
                                                              67,610,291      67,003
                                                              ----------  ----------


Income statement
HEINRICH INDUSTRIE AG

                                                           2003               2002
                                                      E           E            TE
                                                 -----------  ----------  ----------
Sales                                                          1,399,952       1,452

Other operating income                                         4,254,875       1,212

Cost of materials:

  Cost of purchased services                                    -275,792        -259

Personnel expenses:

  Wages and salaries                              -1,558,847                  -1,464

  Social security, pensions and other benefits      -442,771                    -395
                                                 -----------              ----------
                                                              -2,001,618      -1,859

Amortization and depreciation                                   -111,183         -62

Other operating expenses                                      -1,569,011      -2,273

Income from participating interests                        0                   1,158

Income from affiliated companies                   1,643,001                   1,761

Losses from affiliated companies                  -2,495,138                    -312

Income/losses of allocated income taxes             -355,625                     596
                                                 -----------              ----------
                                                              -1,207,762       3,203

Income from other long-term securities and
loans                                                              1,291           2

Other interest and similar income                              2,115,727       1,100

Interest and similar expenses                                 -1,461,887        -288
                                                              ----------  ----------
Net operating income                                           1,144,592       2,228

Tax on income                                                    -44,592         -58
                                                              ----------  ----------
Net income for the year                                        1,100,000       2,170

Transfer to other earnings reserves                                    0      -1,070
                                                              ----------  ----------
Net income shown in balance sheet                              1,100,000       1,100
                                                              ----------  ----------

Statement of fixed assets for the year ended December 31, 2003
HEINRICH INDUSTRIE AG


                                      At cost                             Accumulated  Net book value  Net book value  Depreciation
                                     January 1,                          depreciation   December 31,    December 31,   for the year
                                       2003      Additions  Retirements      2003           2003            2002           2003
                                         E           E          E             E              E               E              E
                                     ----------  ---------  -----------  ------------  --------------  --------------  ------------
TANGIBLE ASSETS

Land, similar rights and buildings
 including buildings on leasehold
 hand                                17,020,769     77,924                 16,942,020         156,673         156,672        77,923

Other equipment, factory and office
 equipment                              329,163     62,254       49,975       256,502          84,940          55,946        33,260
                                     ----------  ---------  -----------  ------------  --------------  --------------  ------------
                                     17,349,932    140,178       49,975    17,198,522         241,613         212,618       111,183
                                     ----------  ---------  -----------  ------------  --------------  --------------  ------------
FINANCIAL ASSETS

Shares in affiliated companies       25,968,662                             1,342,141      24,626,521      24,626,521

Participating interests                 546,630                 546,630             0               0         546,630

Other loans                               9,940      1,291        3,121             0           8,110           9,940
                                     ----------  ---------  -----------  ------------  --------------  --------------  ------------
                                     26,525,232      1,291      549,751     1,342,141      24,634,631      25,183,091             0
                                     ----------  ---------  -----------  ------------  --------------  --------------  ------------
TOTAL                                43,875,164    141,469      599,726    18,540,663      24,876,244      25,395,709       111,183
                                     ----------  ---------  -----------  ------------  --------------  --------------  ------------

NOTES TO FINANCIAL STATEMENTS OF HEINRICH INDUSTRIE GROUP AND HEINRICH INDUSTRIE AG FOR 2003

The annual financial statements of HEINRICH INDUSTRIE AG and the group financial statements are prepared in accordance with the requirements of the commercial code relating to capital companies.

1. CONSOLIDATED GROUP

In addition to the financial statements of HEINRICH INDUSTRIE, the group statements for 2003 contain the individual statements of 6 (previous year 6) domestic and 7 (previous year 8) foreign companies.

The EFEN-Vertriebs GmbH, Salzburg/Austria, was liquidated in the business year 2003. The deletion from the company register was made on July 4, 2003. The de-consolidation of the company took place at the start of the year.

The following companies

-     Motherson PUDENZ WICKMANN Ltd., New Delhi, India

-     Hinnenberg Beteiligungsgesellschaft mbH i.L., Essen

-     Switchgear Systems Ltd., Rugby/ Warwickshire, Great Britain

have not been included in the group statement in accordance with Section 296 Para. 2 HGB and Section 311 Para. 2 HGB due to the minor importance of the companies to the asset, financial and revenue situation of the group.

The companies included in the group statements are listed under Point 7. The business year of all companies included is the calendar year.

2. CONSOLIDATION PRINCIPLES

The balance sheets of HEINRICH INDUSTRIE and the subsidiary companies included in the statements are summarised in the group statements. The asset and liability items have been used instead of the shareholding book values, at the values used in the balance sheets of the individual companies as at December 31, 2003.

The capital consolidation has been carried out using the book value method by reconciling the purchase price of the participating interests against the shareholders' equity of these companies liable for consolidation. Any resulting goodwill is recognized in the earning reserves at the time of initial consolidation, any liability difference allocated to the earning reserves.

Loans and other receivables, liabilities as well as expenses and revenue between the companies are reconciled against each other and interim results eliminated. For consolidation procedures affecting the result, latent taxes have been deferred.

3. CURRENCY CONVERSION

The balance sheets of the subsidiaries that are compiled in a foreign currency have been converted and included in the group statements as follows:

- The conversion of the shareholders' equity and the ASSET AND LIABILITY ITEMS of the balance sheets has been made uniformly at the exchange rate prevailing on the final day of accounting.

- Items of the INCOME STATEMENT have been converted at the average exchange rate over the business year.

- The balance of exchange rate differences has been recognized in the earning reserves of the group balance sheet, not affecting the result.

Currency conversion differences resulting in connection with expenditure and revenue consolidation are included in the profit and loss account.

4. ACCOUNTING AND VALUATION PRINCIPLES

The annual statements of the individual companies have been compiled in accordance with legal requirements and the applicable balance sheet and valuation methods of HEINRICH INDUSTRIE.

The INTANGIBLE ASSETS are shown at purchase price, less planned linear depreciation and extraordinary depreciation.

The FIXED ASSETS have been valued at purchase price or cost of production, less planned depreciation according to use and extraordinary depreciation. The extraordinary depreciation consists of depreciation on the lower partial value and special tax depreciation.

Planned depreciation has been applied linearly or degressively at the maximum rates permitted by tax regulations. In the case of movable assets, depreciation is generally applied degressively at first, with a transition to linear depreciation as soon as this leads to higher depreciation amounts. The depreciation is based on a useful life of up to 50 years for buildings, and 3 to 13 years for technical equipment and machinery, other plant, operating and business equipment. Low-value goods are written off completely in the year of procurement.

The SHARES IN AFFILIATED COMPANIES of HEINRICH INDUSTRIE have been valued at purchase price, and where applicable less depreciation in accordance with
Section 3 of the law governing tax measures for the closure of coal mines.

The PARTICIPATING INTERESTS are shown at their purchase price.

Interest-bearing LOANS are shown at the nominal value. Where allowed by tax regulations, loans granted interest-free up to 1954 have been fully adjusted in value. Other interest-free loans have been valued at the cash value, taking into account an interest rate of 5.5% p.a.

In the case of INVENTORIES, raw materials and operating materials and goods have been valued at their purchase price. Unfinished and finished goods have been valued at cost of production or the lower partial value. In addition to material and individual production costs, the manufacturing costs also include general material and production costs and depreciation. The lowest value principle has been used. Sufficient devaluation has been applied to account for risks resulting from the storage time or reduced saleability. In accordance with applicable tax regulations, the valuation of stocks has generally been made according to the "LIFO" method.

RECEIVABLES AND OTHER ASSETS have been valued at the nominal value, with individual adjustments made to take account of discernible risks. The general credit risk has been taken into account by means of a fixed adjustment. Receivables in foreign currency are shown at the exchange rate prevailing at the time of the transaction or on the final day of accounting, whichever is the lower.

The PENSION ACCRUALS have been calculated according to the guideline tables of Dr. Klaus Heubeck of 1998 on the basis of an interest rate of 6%. The calculation has been made in accordance with Section 6a EStG.

The ACCRUAL FOR FORMER COAL-MINING have been calculated in accordance with the agreements made with the financial administration at the cash value of the costs to be anticipated for the future, or in the case of long-term damage at 20-times the average annual cost.

The TAX AND OTHER ACCRUALS take into account all discernible risks and uncertain liabilities.

The LIABILITIES are listed at their repayment amounts. Liabilities in foreign currency are shown at the exchange rate prevailing at the time of the transaction or on the final day of accounting, whichever is the higher.

The INCOME STATEMENT has been compiled in graduated form according to the cost-categories-oriented format.

5. EXPLANATIONS ON THE BALANCE SHEET

FIXED ASSETS

The development of the fixed assets of HEINRICH INDUSTRIE and the group is shown in the statement of fixed assets.

The INTANGIBLE ASSETS consist of usage rights (EDP software) and in the group, the customer base obtained from EFEN-Polska on its foundation and from PUDENZ in connection with the acquisition of OSWALD, and the business value shown on the balance sheet of EFEN-Hungaria. EFEN includes a customer base with a book value of E1.0 Mio. due to the acquisition of the business operations of Peterreins Schalttechnik GmbH, Schwabach.

The depreciation to PROPERTY AND BUILDINGS contains in the reporting year for the AG KE 78 of transfers of book profits from the sale of plant in accordance with Section 6b EStG.

The cumulative depreciation shown under property and buildings contains special depreciation in accordance with Section 6b EStG. The difference between the normal linear depreciation and this special depreciation as at December 31, 2003 is E10.4 Mio for HEINRICH INDUSTRIE and E15.3 Mio within the group. In the business year, this produced a reduction in annual depreciation of E0.5 Mio for HEINRICH INDUSTRIE and E0.6 Mio within the group.

In the business year 2003, extraordinary depreciation to fixed assets in the amount of KE 195 (previous year KE 776) was applied in accordance with Section 253 Para. 2 P. 3 HGB, which refers mainly to operating plant in Witten.

The cumulative depreciation to shares in affiliated companies in the individual statements of HEINRICH INDUSTRIE is made up of depreciation applied in previous years in accordance with Section 3 of the law governing tax measures for the closure of coal mines.

In the case of the participating interests, the statement of fixed assets of the AG show a reduction resulting from the sale of the participating interests in Ruhrgas AG. HEINRICH INDUSTRIE sold its shareholding in Ruhrgas AG by means of the contract of July 2, 2002. The 158,200 shares were acquired by E.ON AG, Dusseldorf. The contract could not however be completed in the business year 2002, since the required consent of the general meeting of Ruhrgas AG was not given until February 17, 2003 due to the ongoing proceedings before the regional court of Dusseldorf against the ministerial permission for the Ruhrgas take-over. WICKMANN increased its participating interests in the POLYTRONICS Technology Corporation Ltd., Hsin-Chu, Taiwan, by the acquisition of 906,000 shares at a purchase price of KE 929. The POLYTRONICS Technology Corporation Ltd., is a strategic partner of WICKMANN. The participating interests is aimed at the long-term co-operation in the "Resettables" sector and provides the right of exclusive marketing of the relevant products in Europe and North America with ongoing distribution revenue. The long-term value of the participating interests valuation can be seen in the group statements, despite the weakness of the Taiwanese Dollar.

The PROPERTY OWNED BY THE GROUP is as follows:

IMPROVED PROPERTY in ha

                                      2003     2002
                                      ----     ----
Business property                     13.9     13.9
                                      ----     ----
Residential property                   0.1      0.1
                                      ----     ----
Total                                 14.0     14.0

UNIMPROVED PROPERTY in ha

                                      2003     2002
                                      ----     ----
Commercial land                        2.7      2.7
                                      ----     ----
Agriculture and forestry
 land                                 16.5     16.5
                                      ----     ----
Total                                 19.2     19.2
                                      ----     ----
Altogether                            33.2     33.2

No property was sold or acquired in the business year 2003.

In addition to adjustments for stocking risks, the INVENTORIES also take into account additional value adjustments amounting to E0.7 Mio, resulting from the sale of erwilo on February 29, 2004 .

The TRADE RECEIVABLES, RECEIVABLES FROM AFFILIATED COMPANIES, AND RECEIVABLES FROM COMPANIES IN WHICH THE COMPANY HAS A PARTICIPATING INTEREST have a remaining term of less than one year.

The OTHER ASSETS consist mainly of tax credits of KE 829. The company and the group also show receivables with a remaining term of more than one year of KE 153 and KE 398 respectively, which result mainly from outstanding claims from re-insurance.

The SUBSCRIBED CAPITAL is E10,400,000 and is fully paid in. There are 2,000,000 single bearer stocks. Each single stock grants one vote.

In the group statements, E0.5 Mio has been placed in OTHER EARNINGS RESERVES.

The difference between the earning reserves in the balance sheet of HEINRICH INDUSTRIE and the group balance sheet of E1.0 Mio is due to the following:

- Reallocation of the special account with a reserve characteristics from individual balance sheets in the amount of E1.3 Mio in accordance with the abolition of Section 308 Para. 3 HGB in conjunction with the transparency and publicity law of July 19, 2002

- Earning reserves of subsidiary companies after initial consolidation of E0.7 Mio

- Adjustment items from currency conversion shareholders' equity of consolidated companies of E- 0.5 Mio

-     Adjustment items from consolidations affecting the results of E- 0.5
      Mio.

The increase in the earning reserves of the group over the previous year by E
1.0 Mio results from the reallocation of special account of E1.3 Mio, an adjustment to the currency adjustment item of E - 0.8 Mio and a transfer to group reserves of E0.5 Mio.

The BALANCING ITEM FOR MINORITY INTERESTS comes to E 0.3 Mio. This refers to the foreign shares in the company capital of EFEN-Hungaria at E 0.2 Mio and EFEN-Polska at E0.1 Mio.

The SPECIAL ACCOUNT WITH RESERVE CHARACTERISTICS in the amount of E2.2 Mio has been transferred in the group statements on the final day of accounting into the profit reserves in the amount of E1.3 Mio in accordance with the abolition of
Section 308 Para. 3 HGB after deduction of the latent taxes of E0.9 Mio.

The previously shown SPECIAL ACCOUNT FOR INVESTMENT SUBSIDIES TO FIXED ASSETS from WICKMANN has been transferred to other reserves, due to the risk of a repayment obligation.

The ACCRUALS FOR PENSIONS AND SIMILAR OBLIGATIONS include around KE 525 in mining commitments (pension and payment in kind commitments).

The ACCRUALS FOR FORMER COAL-MINING have been calculated in accordance with the agreements made with the financial administration at the cash value of the costs to be anticipated for the future, or in the case of long-term damage at 20-times the average annual cost.

The TAX ACCRUALS within the group have been formed largely for deferred taxes and withholding taxes.

The OTHER ACCRUALS within the group relate principally to commitments in connection with personnel costs, guarantee obligations, annual financial statements costs, and outstanding invoices.

The increase of the other accruals within the group over the previous year of E3.6 Mio is made up of E1.6 Mio from social security and compensation accruals for restructuring measures, accruals for potential repayment obligation of an investment subsidy of E1.0 Mio, and loss risks resulting from the sale of erwilo in the amount of E0.5 Mio. The accruals for general personnel costs have been increased by E0.3 Mio, and those for outstanding maintenance and process costs by E0.1 Mio each.

The change in the other accruals of the company results from the above mentioned loss risks in connection with erwilo.

LIABILITIES

GROUP

                                               Dec. 31, 2003    Dec. 31, 2002
                                                    KE                KE
                                               -------------    -------------
Bank loans and overdrafts                              1,139              733

Customer advances                                         17                1

Trade payables                                         1,910            2,656

Payables to affiliated companies                          15               15

Payables to companies in which the
company has a participating interest                       1               56

Other liabilities                                      2,264            2,782

of
   which taxes                                          (527)            (602)
   which social security payables                       (751)            (763)
                                               -------------    -------------
                                                       5,346            6,243
                                               -------------    -------------

HEINRICH INDUSTRIE

                                               Dec. 31, 2003    Dec. 31, 2002
                                                     KE              KE
                                               -------------    -------------
Trade payables                                            61              109

Payables to affiliated companies                      25,739           25,448

Other liabilities                                         99               61

of
   which taxes                                           (66)             (31)
   which social security payables                        (23)             (20)
                                               -------------    -------------
                                                      25,899           25,618
                                               -------------    -------------

With the exception of the liabilities in favour of banks, the liabilities of the company and the group all have a remaining period of less than one year.

The liabilities in favour of banks within the group relate to loans by Dongguan WICKMANN and Dongguan EFEN in order to cover exchange rate risks.

CONTINGENCIES AND OTHER FINANCIAL OBLIGATIONS

LIABILITIES FROM EXTENDED CREDIT ORDERS exist within the company and the group in the amount of KE 1,510, all of which have been granted to the subsidiaries of HEINRICH INDUSTRIE. OTHER FINANCIAL OBLIGATIONS exist in the form of EDP service contracts within the group, amounting to KE 819, of which KE 819 is due to the company.

6. EXPLANATIONS ON THE PROFIT AND LOSS ACCOUNT

The SALES of E1.4 Mio for HEINRICH INDUSTRIE, as in previous years, relates solely to income from the rental and leasing of property.

The group turnover by region is made up as follows:

                                                        Rest of                        Other
SALES in Mio E           Germany       EU-territory     Europe           Asia        countries           Total
                       2003   2002     2003    2002   2003   2002   2003     2002   2003    2002     2003     2002
                       ----   ----     ----    ----   ----   ----   ----     ----   ----    ----     ----     ----
WICKMANN
Group                  28.3   28.3     13.8    13.8    9.1    8.3   14.8     17.2    6.6     5.0     72.6     72.6
In % of total            39     39       19      19     13     11     20       24      9       7      100      100

erwilo                  9.2    8.9      0.5     0.5    0.1      0      0        0      0       0      9.8      9.4
In % of total            94     94        5       6      1      0      0        0      0       0      100      100

HEINRICH

INDUSTRIE 1)            0.4    0.4        0       0      0      0      0        0      0       0      0.4      0.4
In % of total           100    100        0       0      0      0      0        0      0       0      100      100
                       ----   ----     ----    ----   ----   ----   ----     ----   ----    ----     ----     ----
Group                  37.9   37.6     14.3    14.3    9.2    8.3   14.8     17.2    6.6     5.0     82.8     82.4
In % of total            46     46       17      17     11     10     18       21      8       6      100      100
                       ----   ----     ----    ----   ----   ----   ----     ----   ----    ----     ----     ----

1) including H.I. BETEILIGUNGEN, H.I. IMMOBILIEN and consolidation

                                                          GROUP     HEINRICH INDUSTRIE
                                                   2003    2002     2003          2002
OTHER OPERATING INCOME                              KE     KE        KE            KE
----------------------                            -----   -----    -----         -----
Income from the retirement of
 fixed assets                                     3,491   1,555    3,363            23
Income from release of special account
with reserve characteristics in accordance with
 german tax law  (Section 6b EStG)                2,499     586      102            27
Income from release of other  account for
 Investment subsidies                                 0     283        0             0
Rest of other operating income                    1,224   1,868      790         1,162
                                                  -----   -----    -----         -----
Sum                                               7,214   4,292    4,255         1,212
                                                  -----   -----    -----         -----

The income from the sale of fixed assets of E3.5 Mio results principally from the sale of the participating interests in Ruhrgas AG.

The other operating income for HEINRICH INDUSTRIE includes administration costs charged to group companies.

In the business year 2003, KE 284 amounted of the SOCIAL SECURITY CONTRIBUTIONS AND COSTS FOR RETIREMENT PROVISION AND SUPPORT RETIREMENT PROVISION to (previous year KE 260) for HEINRICH INDUSTRIE and KE 765 (previous year KE 726) for the group.

                                                           GROUP  HEINRICH INDUSTRIE
                                                  2003     2002     2003     2002
OTHER OPERATING EXPENSES                           KE       KE       KE       KE
------------------------                         ------   ------    -----    -----
Expenses from additions to special accounts
 with reserve characteristics in accordance
 with Section 6b EStG                                 0       14        0       14
Losses from disposal of fixed assets                 90       38        0        0
Mining damages                                       40    1,430       40    1,430
Other taxes                                         152      276       33       33
Rest of other operating expenses                 16,575   14,503    1,496      796
                                                 ------   ------    -----    -----
Sum                                              16,857   16,261    1,569    2,273
                                                 ------   ------    -----    -----

In addition to trade tax credits, the other operating costs for HEINRICH INDUSTRIE include in particular administration costs and allocation to accruals, and in the group statements also sales and maintenance costs.

The INCOME AND EXPENSES FROM CORPORATION TAX TRANSFER for HEINRICH INDUSTRIE include tax transfers in connection with profit transfer contracts and costs of assuming losses.

The TAXES ON INCOME of the company include current tax liabilities of KE 31 and liabilities from previous years of KE 14. The current tax liabilities appear relatively low in comparison to the result from normal business activities; this is mainly due to the tax-exempt sale of the participating interests in Ruhrgas AG and the receipt of dividends from foreign subsidiaries.

In the group income statement, the taxes on income have been increased by the latent taxes due for the reporting year in the amount of KE 29 (previous year: reduction of KE 16).

The following income and expenses of items of the income statement result from affiliated companies:

                                               GROUP     HEINRICH INDUSTRIE
                                      2003     2002      2003          2002
                                       KE       KE        KE            KE
                                      ----     ----      -----        -----
Income from participating interests    0         0           0        1,034

Other interest and similar income      0         0       1,903          830

Interest and similar expenses          1         1       1,461          288

7. OTHER INFORMATION

CONSOLIDATED AFFILIATED COMPANIES

                                                                                  Shareholding   Profit and
                                                  Subscribed   Translation        Dec.31, 2003  loss transfer
                                                    capital       in E        %    in company     agreement
                                             ---  -----------  -----------   ---  ------------  -------------
1   HEINRICH INDUSTRIE AG, Essen,
    Germany                                   E    10,400,000

2   H.I. BETEILIGUNGEN GmbH,
    Essen, Germany                            E        26,000                100         1.     1.

3   WICKMANN-Werke GmbH, Witten,
    Germany                                   E    15,000,000                100         2.     2.

4   WICKMANN Components (UK) Ltd.,
    Redditch/Worcestershire,
    Great Britain                            GBP       30,000       42,475   100         3.

5.  WICKMANN USA, Inc.,
    Atlanta/Georgia, USA                     USD    1,000,000      793,210   100         3.

6.  WICKMANN Asia Ltd.,
    Hong Kong, China                         HKD    2,500,000      255,389   100      1.;3.

7   Dongguan WICKMANN
    Electrical Products Co., Ltd.,
    Chang Ping, China                        HKD   16,800,000    1,748,628   100         3.

8   EFEN GmbH, Eltville, Germany              E     4,000,000                100         2.     2.

9.  EFEN Kaposvar Hungaria Kft.,
    Kaposvar, Hungaria                       HUF  150,000,000      572,268    80         8.

10. EFEN Polska Sp. z o.o.,
    Siemianowice Slaskie, Poland             PLN    2,200,000      465,559    75         8.

11. Dongguan EFEN Electrical Products
    Co., Ltd., Chang Ping, China             USD      489,600      377,302   100         8.

12. Wilhelm PUDENZ GmbH, Dunsen,
    Germany                                   E     5,300,100                100         2.     2.

13. H.I. IMMOBILIEN MANAGEMENT
    GMBH, Essen, Germany                     DM       800,000      409,033   100         1.     1.

14. erwilo Sonnenschutz GmbH,
    Bochum, Germany                          DM     7,700,000    3,936,947   100         1.     1.

NON-CONSOLIDATED AFFILIATED COMPANIES

                                                                                      Shareholding
                                                  Subscribed  Translation in          Dec.31, 2003
                                                   capital          E            %     in company
                                            ---  -----------  --------------   -----  ------------
15. Motherson PUDENZ WICKMANN Ltd.,
    New Delhi, India                        RPS   25,000,000         508,000   43.87     3.;12.


16. Hinnenberg Beteiligungsgesellschaft
    mbH  i.L.,  Essen, Germany              DM        52,000          26,587     100        14.

PARTICIPATING INTERESTS

                                                                                      Shareholding
                                                  Subscribed  Translation in          Dec.31, 2003
                                                   capital          E           %      in company
                                            ---  -----------  --------------   -----  ------------
17. POLYTRONICS Technology Corporation
    Ltd., Hsin-Chu, Taiwan                  TWD  401,542,000       9,419,942   8.94       3.

18. Switchgear Systems Ltd., Rugby/
    Warwickshire, Great Britain             GBP       27,027          38,266     26       8.

The complete listing of the share ownership of HEINRICH INDUSTRIE and the group is deposited with the Companies Register of the District Court of Essen under HRB 1297.

As companies incorporated in the group financial statements of HEINRICH INDUSTRIE, and in accordance with the elective right of Section 264 Para. 3 HGB, the companies H.I. BETEILIGUNGEN GmbH, WICKMANN-Werke GmbH, EFEN GmbH, Wilhelm PUDENZ GmbH, H.I. IMMOBILIEN MANAGEMENT GMBH and erwilo Sonnenschutz GmbH have foregone the disclosure of their annual financial statements and management reports.

STATEMENT OF CHANGES IN EQUITY

                                                                           HEINRICH INDUSTRIE

                                                                                                          Accumulated other gains
                                            Subscribed       Capital                                       and losses recognised
                                             Capital        Contribu-                            Own        directly in equity
                                        ------------------  tion not                 Equity     shares   ------------------------
                                                   Prefer-    yet                    earned    held for  Translation/
                                        Ordinary    ence     called     Capital      by the    redemp-     exchange       Other
                                         shares    shares      up      reserves      group       tion    differences      items
                                            E         E         E          E           E          E           E             E
                                       ----------  -------  ---------  ----------  ----------  --------  ------------  ----------
Balance at Dec. 31, 2002               10,400,000        0          0  10,992,775  11,030,436         0       248,653           0
                                       ----------  -------  ---------  ----------  ----------  --------  ------------  ----------
Proceeds from issue of shares

Acquisitions/redemption of own shares

Dividends paid                                                                     -1,100,000

Changes in reporting entity

Other changes                                                                         -47,896                -797,176   1,336,480 1)
                                       ----------  -------  ---------  ----------  ----------  --------  ------------  ----------
Group net profit or loss for the year                                               1,645,451

Other gains and losses recognised
directly in equity
                                       ----------  -------  ---------  ----------  ----------            ------------  ----------

Total recognised results for the group                                              1,645,451
                                       ----------  -------  ---------  ----------  ----------  --------  ------------  ----------
Balance at Dec. 31, 2003               10,400,000        0          0  10,992,775  11,527,991         0      -548,523   1,336,480
                                       ----------  -------  ---------  ----------  ----------  --------  ------------  ----------


                                                     HEINRICH INDUSTRIE           SHARES OF OTHER MINORITY SHAREHOLDERS

                                                                                  Minority    Accumulated other
                                            Equity as                             interest    gains and losses
                                           disclosed in      Own                 in capital  recognised directly
                                          consolidation  shares not                 and           in equity
                                                                                             -------------------            TOTAL
                                             balance      held for                 earned    Translations  Other            GROUP
                                              sheet      redemption    EQUITY     results    differences   items   EQUITY   EQUITY
                                                E             E          E           E            E          E       E        E
                                          -------------  ----------  ----------  ----------  ------------  -----  ------- ----------
Balance at Dec. 31, 2002                     32,671,864           0  32,671,864     403,649             0      0  403,649 33,075,513
                                          -------------  ----------  ----------  ----------  ------------  -----  ------- ----------
Proceeds from issue of shares                         0                       0                                                    0

Acquisitions/redemption of own shares                 0                       0                                                    0

Dividends paid                               -1,100,000              -1,100,000      -9,888                        -9,888 -1,109,888

Changes in reporting entity

Other changes                                   491,408                 491,408     -61,436                       -61,436    429,972
                                          -------------  ----------  ----------  ----------  ------------  -----  ------- ----------
Group net profit or loss for the year         1,645,451               1,645,451      -1,482                        -1,482  1,643,969

Other gains and losses recognised
directly in equity                                    0                       0                                                    0
                                          -------------  ----------  ----------  ----------  ------------  -----  ------- ----------
Total recognised results for the group        1,645,451               1,645,451      -1,482                        -1,482  1,643,969
                                          -------------  ----------  ----------  ----------  ------------  -----  ------- ----------
Balance at Dec. 31, 2003                     33,708,723           0  33,708,723     330,843             0      0  330,843 34,039,566
                                          -------------  ----------  ----------  ----------  ------------  -----  ------- ----------

  1) due to derecognition of special account with reserve characteristics as a result of the lapse of Section 308 (3) HGB

SEGMENT INFORMATION

                                                                                          Result from
                                 Orders received                  Sales                ordinary operations
                               2003          2002          2003          2002          2003          2002
                                KE            KE            KE            KE            KE            KE
                             --------      --------      --------      --------      --------      --------
WICKMANN Group                 73,809        70,413        72,624        72,576           -49 1)      1,892

erwilo                          9,853         9,317         9,843         9,418        -2,155          -520

HEINRICH INDUSTRIE,
H.I BETEILIGUNGEN,
H.I. IMMOBILIEN and
consolidation                     373           368           373           368         4,141          -923
                             --------      --------      --------      --------      --------      --------
Group                          84,035        80,098        82,840        82,362         1,937           449
                             --------      --------      --------      --------      --------      --------

1) including interest and similar income relating to organizational structure project in 2002

                              Capital Investment 2)           Depreciation
                               2003          2002          2003          2002              Employees
                                KE            KE            KE            KE           2003          2002
                             --------      --------      --------      --------      --------      --------
WICKMANN Group                  6,494         4,629         5,058         6,509           909           880

erwilo                            160            55           120           149            69            79

HEINRICH INDUSTRIE,
H.I BETEILIGUNGEN,
H.I. IMMOBILIEN and
consolidation                     153            68            44            62            17 3)         16 3)
                             --------      --------      --------      --------      --------      --------
Group                           6,807         4,752         5,222         6,720           995 4)        975 4)
                             --------      --------      --------      --------      --------      --------

2) inclusive of financial assets

3) exclusive white-collar worker of HEINRICH INDUSTRIE

4) blue-collar worker 633 (previous year 607), white collar worker 362 (previous year 368), domestic 715 (previous year 735), foreign countries 280 (previous year 240)

                               Interest income         Interest expenses         Gross assets 5)         Gross debts  6)
                             2003           2002        2003        2002        2003        2002        2003        2002
                              KE             KE          KE          KE          KE          KE          KE          KE
                           --------       --------    --------    --------    --------    --------    --------    --------
WICKMANN Group                1,303 1)          20         816         888      60,463      57,678      22,768      19,321

erwilo                           26             97           0           1       5,855       5,566       1,918       1,629

HEINRICH INDUSTRIE,
H.I BETEILIGUNGEN,
H.I. IMMOBILIEN and
consolidation                -1,096            169        -764        -829      -5,530      -1,807       2,063       4,851
                           --------       --------    --------    --------    --------    --------    --------    --------
Group                           233            286          52          60      60,788      61,437      26,749      25,801
                           --------       --------    --------    --------    --------    --------    --------    --------

5) Balance sheet total

6) Balance sheet total less Shareholder's Equity and 50% Special reserves

ASSESSMENT OF HEINRICH INDUSTRIE AG ON THE GERMAN CORPORATE GOVERNANCE CODEX

The conformity declarations with restrictions in accordance with Section 161 AktG have been made by the Executive Board and Supervisory Board of HEINRICH INDUSTRIE, published on the Internet homepage www.heinrich-industrie.com on December 19, 2003, and made available to the shareholders. The assessment is contained in the management report.

CASH FLOW STATEMENT FOR THE GROUP

                                                                                   2003                  2002
                                                                                    KE                    KE
                                                                                ----------              -------
Net income for the year                                                              1,644                  335
Write downs on non-current
assets                                                                               5,222                6,720
Change of non-current provisions                                                        -2                  858
Change of special account with
reserve characteristics                                                             -2,499                 -854
Deferred taxes expenses/-income                                                         29                  -16
Other cash income                                                                    1,200                  -89
                                                                                ----------              -------
CASH-FLOWS                                                                           5,594                6,954
Adjusted cash income from
special effects                                                                     -3,356               -1,471
CASH-FLOWS TO DVFA/SG                                                                2,238                5,483
Change of current accruals                                                           2,597                 -331
Profit on disposals of property, plant and equipment                                   -44                  -46
Increase of inventories, trade receiveables, an other assets                           376                  822
Decrease of accounts payable and other equity and liabilities                       -1,307                 -298
                                                                                ----------              -------
CASH-FLOWS FROM OPERATING ACTIVITIES                                                 3,860                5,630
Proceeds from disposals of property,
plant, and equipment                                                                   171                1,668
Purchase of property, plant, and equipment                                          -4,182               -4,306
Purchase of intangible assets                                                       -1,667                 -445
Proceeds on disposals of non-current financial assets                                3,953                   37
Acquisition of non-current financial assets                                           -958                   -1
                                                                                ----------              -------
CASH-FLOWS FROM INVESTING ACTIVITIES                                                -2,683               -3,047
Cash payments to shareholders                                                       -1,100               -1,500
Cash payments to minority shareholder                                                  -10                  -45
Cash proceeds from issuing loans                                                       535                    0
                                                                                ----------              -------
CASH-FLOWS FROM FINANCING ACTIVITIES                                                  -575               -1,545
Change in cash funds from cash relevant transactions                                   602                1,038

Change in cash funds from exchange rate movements, changes in group
structure, and in valuation procedures for cash funds                                 -664                 -641
Cash funds at the beginning of period                                               12,511               12,114
                                                                                ----------              -------
CASH FUNDS AT THE END OF PERIOD                                                     12,449               12,511
                                                                                ==========              =======

PARTICIPATING INTERESTS IN HEINRICH INDUSTRIE AG

Wilh. Werhahn KG, Neuss, has a 50.827% participating interests in the subscribed capital of our company via the Markische Bau-Union GmbH, Potsdam. The firm of RWE Aktiengesellschaft, Essen, has a 31.553% participating interests via the Harpen Aktiengesellschaft, Dortmund, the latter via the firm of VEW Umwelt GmbH, Dortmund.

The group financial statements of HEINRICH INDUSTRIE are incorporated in the group statements of Wilh. Werhahn KG, Neuss. Our group financial statements are deposited with the District Court of Essen under HRB 1297.

ORGANS OF THE COMPANY

The members of the Supervisory Board and the Executive Board of HEINRICH INDUSTRIE are listed on Page 3 of the business report. They carry out the following tasks of the Supervisory Board and other responsibilities:

SUPERVISORY BOARD

a) Membership of legally required supervisory boards

b) Membership of comparable domestic and foreign control committees

In the event of subsequent stipulations within the reporting period, the relevant mandate is also listed both for the predecessor and successor.

WILHELM WERHAHN, Neuss
to February 28, 2003
Chairman to February 28, 2003
Member of the Board of Wilh. Werhahn KG, Neuss, to January 31, 2003

a)    - Gesellschaft fur Buchdruckerei AG,
        Neuss, Chairman
      - RWE-DEA Aktiengesellschaft fur Mi-
        neraloel and Chemie, Hamburg
      - Zwilling J. A. Henckels AG, Solingen,
        Vice-chairman to January 31, 2003
      - RWE Power AG, Essen,
        to February 21, 2003

b)    - Administrative Council of Wilh. Werhahn
        KG, Neuss
      - Neusser Zeitungsverlag GmbH,
        Neuss, Chairman
      - ISR Internationale Schule am Rhein
        in Neuss GmbH, Neuss

DR. NORBERT WIEMERS, Dusseldorf
Chairman from March 21, 2003
Board spokesman of Wilh. Werhahn KG, Neuss

a)    - RWE Power AG, Essen,
        from February 21, 2003
      - Basalt-Actien-Gesellschaft, Linz
      - Zwilling J. A. Henckels AG,
        Solingen, from February 1, 2003

b)    - D. A. Stuart Company, Warrenville,
        Illinois/USA, Chairman of the Board

PROF. DR.-ING. ROLF WINDMOLLER,
Ennepetal
Vice-chairman
Member of the Board of RWE Net AG, Dortmund, to September 30, 2003

a)    - AVU Aktiengesellschaft fur Versor-
        gungsunternehmen, Gevelsberg
      - E.ON Engineering GmbH, Gelsen- kirchen
      - OSRAM GmbH, Munchen
      - SAG Netz- and Energietechnik
        GmbH, Langen
      - LEW Lechwerke AG, Augsburg,
        to September 30, 2003
      - Pfalzwerke AG, Ludwigshafen,
        to September 30, 2003
      - DEW Dortmunder Energie- und
        Wasserversorgung GmbH,
        Dortmund, to September 30, 2003

DR. HEINZ BLUMMERS, Essen
to May 6, 2003
Board of the Anita-Thyssen-Stiftung,
Managing Director of Thyssen Vermogensverwaltung GmbH, Dusseldorf, former Chairman of the Board of HEINRICH INDUSTRIE AG, Essen

a)    - Wanderer-Werke AG, Augsburg,
        to July 9, 2003

JURGEN PEDDINGHAUS, Hamburg
from May 6, 2003
company consultant

a)    - Faber-Castell AG, Stein,
        Chairman
      - Jungheinrich AG, Hamburg
      - Kuhlhaus Zentrum AG,
        Hamburg, Chairman
      - Schwarz Pharma AG, Monheim
      - Zwilling J. A. Henckels AG, Solingen

b)    - MAY Holding GmbH & Co. KG,

        Erftstadt, Chairman
      - Severin Elektrogerate GmbH,
        Sundern, Council Member
      - Norddeutsche Private Equity,
        Hamburg, Council Member

DR. MICHAEL WERHAHN, Neuss
from May 6, 2003
Member of the Board of Wilh. Werhahn KG, Neuss

a)    - Ontos Lebensversicherung AG, Neuss
      - Ontos Versicherung AG, Neuss
      - Rheinland Holding AG, Neuss, Vice-
        chairman
      - Rheinland Versicherungs AG, Neuss,
        Vice-chairman
      - Rheinland Lebensversicherung AG,
        Neuss, Vice-chairman

b)    - ABC-Leasing GmbH, Koln
      - Stadtwerke Neuss GmbH, Neuss
      - Stadtwerke Neuss Energie und
        Wasser GmbH, Neuss
      - D. A. Stuart Company, Warrenvillle,
        Illinois/USA, Chairman to
        November 4, 2003
      - Dresdner Bank AG, Dusseldorf,
        Council Member
      - Gothaer Ruckversicherung AG, Koln,
        Council Member
      - MBU Vermogens- and Beteiligungs-
        verwaltung GmbH & Co. KG,
        Chairman of the Council
      - MBU Vermogens- and Beteiligungs-
        verwaltung II GmbH & Co. KG,
        Chairman of the Council
      - WW Vermogens- and Beteiligungs-
        verwaltung GmbH & Co. KG,
        Chairman of the Council
     -  Verbindungsstelle Landwirtschaft-
        Industrie e.V., Essen, Council
        Member
     -  Biesterfeld, Scheibler, Linssen GmbH
        & Co., Hamburg, Member of
        the Shareholders Committee
     -  Markische Bau-Union GmbH,
        Potsdam, to November 14, 2003
        Chairman of the Council

FRANZ SCHMIDT, Geisenheim 1)
Clerk
EFEN GmbH, Eltville

         no further mandates

\
ELKE MEIER, Witten 1)
to May 6, 2003
Operator
WICKMANN-Werke GmbH, Witten

      no further mandates

CLAUDIA HOLTERMANN, Witten 1)
from May 6, 2003
Operator
WICKMANN-Werke GmbH, Witten

      no further mandates

1) Employee members of the Supervisory Board

EXECUTIVE BOARD

DR. ULRICH BLANK, Essen
Chairman

      no further mandates

DR. HORST HUBNER, Witten

b) - POLYTRONICS Technology
     Corporation Ltd., Hsin-Chu/Taiwan,
     Member of the Board

REMUNERATION OF THE EXECUTIVE BOARD AND SUPERVISORY BOARD

The total remuneration of the Executive Board in the reporting year came to E
605.725 (previous year E601.555). A total of E179.042 (previous year E 177.142) was paid out in retirement and dependent benefits for former members of the Board. E1,517,236 (previous year E1,548,310) is contained in the reserves for pensions and similar commitments for the above group of people. The remuneration of the Supervisory Board amounted to E53,944 (previous year E59,725).

PROPOSAL ON THE APPROPRIATION OF THE NET PROFIT OF HEINRICH INDUSTRIE AG

The Executive Board and Supervisory Board propose that the net income shown in the balance sheet of the business year 2003 in the amount of E1,100,000 be used to pay a dividend of E0.55 per share in the company capital of E10,400,000, divided into 2,000,000 individual shares.

Essen, February 12, 2004

      HEINRICH INDUSTRIE AG

            The Executive Board

Dr. Ulrich Blank         Dr. Horst Hubner

            ITEM 7b. PRO FORMA FINANCIAL INFORMATION.

      Below is the pro forma financial information required by Item 7(b) of this Form 8-K relating to the acquisition of Heinrich described above.

                 UNAUDITED PRO FORMA CONSOLIDATED FINANCIAL DATA

      Littelfuse historical consolidated financial data for the year ended January 3, 2004, and as of and for the three months ended April 3, 2004, are derived from its consolidated financial statements. The historical balance sheet and income statement data as of and for the three months ended April 3, 2004, have been derived from its unaudited consolidated financial statements and include all adjustments, consisting of normal recurring accruals, that management considered necessary for a fair presentation of our consolidated financial position and results of operations for such periods.

      On May 5, 2004, Littelfuse entered into a definitive agreement to acquire an 82% stake in Heinrich Industrie AG. The Heinrich historical financial data for the year ended December 31, 2003, and as of and for the three months ended March 31, 2004, are derived from Heinrich's financial statements as adjusted into US GAAP. The year ended December 31, 2003, Heinrich financial statements are included in Item 7a and are presented in German GAAP. Littelfuse funded the acquisition with $18.1 million in cash and $32.0 million in borrowings on an existing revolving line of credit.

      The pro forma adjustments for the Heinrich acquisition reflect the pro forma adjustments under the purchase method of accounting and adjustments to record additional borrowings by Littelfuse to complete the purchase.

      The pro forma data assumes that the acquisition of Heinrich occurred on December 29, 2002, in the case of the Unaudited Pro Forma Consolidated Income Statements for the year ended January 3, 2004, and for the three months ended April 3, 2004. In the case of the Unaudited Pro Forma Consolidated Balance Sheet, the pro forma data assumes that the acquisition of Heinrich occurred as of April 3, 2004.

      The pro forma financial information should be read in conjunction with the Littelfuse historical financial statements as of and for the year ended January 3, 2004, and the unaudited consolidated historical financial statements as of and for the three months ended April 3, 2004. The audited historical financial statements of Heinrich as of and for the year ended December 31, 2003, under German GAAP are included in Item 7a and should be read in conjunction with these historical financial statements. The pro forma information is not necessarily indicative of future earnings or earnings that would have been reported for the periods presented had these transactions been completed at the beginning of the earliest period presented.

UNAUDITED PRO FORMA CONDENSED CONSOLIDATED INCOME STATEMENTS
(IN THOUSANDS, EXCEPT FOR SHARE DATA)

                                                                          Twelve Months Ended January 3, 2004
                                                          -----------------------------------------------------------------------
                                                                                                 Pro Forma
                                                          Littelfuse          Heinrich         Adjustments for         As Adjusted
                                                          Historical         Historical     Heinrich Acquisition        Pro Forma
                                                          -----------       ------------    --------------------      ------------
Net sales                                                 $   339,410       $     93,832                              $    433,242
Cost of sales                                                 234,984             67,112               1,443 (a)           303,539
                                                          -----------       ------------         -----------          ------------
Gross profit (loss)                                           104,426             26,720              (1,443)              129,703
Selling, general and administrative expenses                   68,579             23,467                                    92,046
Research and development expenses                               8,694              5,688                                    14,382
Amortization of intangibles                                     1,072                 37                 497 (b)             1,606
                                                          -----------       ------------         -----------          ------------
Operating income (loss)                                        26,081             (2,472)             (1,940)               21,669
Interest expense                                                2,045                 58                 694 (c)             2,797
Other (income) expense                                             68             (4,360)                                   (4,292)
                                                          -----------       ------------         -----------          ------------
Income (loss) before minority interest and income taxes        23,968              1,830              (2,634)               23,164
Minority interest                                                   -                  -                 456 (d)               456
Income tax expense (benefit)                                    8,629               (757)                303 (e)             8,175
                                                          -----------       ------------         -----------          ------------
Net income                                                $    15,339       $      2,587         $    (3,393)         $     14,533
                                                          ===========       ============         ===========          ============
Net income (loss) per share:
Basic                                                     $      0.70       $       0.12         $     (0.16)         $       0.66
                                                          ===========       ============         ===========          ============
Diluted                                                   $      0.70       $       0.11         $     (0.15)         $       0.66
                                                          ===========       ============         ===========          ============
Weighted average shares and equivalent
shares outstanding:
Basic                                                          21,881
                                                          ===========
Diluted                                                        22,044
                                                          ===========

See accompanying notes.

UNAUDITED PRO FORMA CONDENSED CONSOLIDATED INCOME STATEMENTS
(IN THOUSANDS, EXCEPT FOR SHARE DATA)

                                                                        Three Months Ended April 3, 2004
                                                          ------------------------------------------------------------
                                                                                      Pro Forma
                                                          Littelfuse  Heinrich      Adjustments for        As Adjusted
                                                          Historical Historical  Heinrich Acquisition       Pro Forma
                                                          ---------- ----------  --------------------      -----------
Net sales                                                 $ 111,418  $   24,845                            $  136,263
Cost of sales                                                71,613      16,520            354 (a)             88,487
                                                          ---------  ----------     ----------             ----------
Gross profit (loss)                                          39,805       8,325           (354)                47,776
Selling, general and administrative expenses                 20,543       6,366                                26,909
Research and development expenses                             3,181       1,449                                 4,630
Amortization of intangibles                                     339           8            122 (b)                469
                                                          ---------  ----------     ----------             ----------
Operating income (loss)                                      15,742         502           (476)                15,768
Interest expense                                                426          76            179 (c)                681
Other (income) expense                                          307        (142)                                  165
                                                          ---------  ----------     ----------             ----------
Income (loss) before minority interest and income taxes      15,009         568           (655)                14,922
Minority interest                                                 -           -             66 (d)                 66
Income tax expense (benefit)                                  5,403         193           (248)(e)              5,348
                                                          ---------  ----------     ----------             ----------
Net income (loss)                                         $   9,606  $      375     $     (473)            $    9,508
                                                          =========  ==========     ==========             ==========
Net income (loss) per share:
Basic                                                     $    0.44  $     0.01     $    (0.02)            $     0.43
                                                          =========  ==========     ==========             ==========
Diluted                                                   $    0.43  $     0.01     $    (0.02)            $     0.42
                                                          =========  ==========     ==========             ==========
Weighted average shares and equivalent
shares outstanding:
Basic                                                        22,032
                                                          =========
Diluted                                                      22,388
                                                          =========

See accompanying notes.

UNAUDITED PRO FORMA CONDENSED CONSOLIDATED BALANCE SHEET
(IN THOUSANDS)

                                                                              April 3, 2004
                                                       ------------------------------------------------------------
                                                                                      Pro Forma
                                                       Littelfuse    Heinrich      Adjustments for      As Adjusted
                                                       Historical   Historical   Heinrich Acquisition    Pro Forma
                                                       ----------   ----------   --------------------   -----------
ASSETS:

Cash and cash equivalents                              $   23,895   $   13,970      $  (18,163)(f)      $   19,702
Receivables                                                60,282       17,572                              77,854
Inventories                                                54,430       19,385             377 (g)          74,192
Other current assets                                       25,166            -                              25,166
                                                       ----------   ----------      ----------          ----------
Total current assets                                      163,773       50,927         (17,786)            196,914

Property, plant, and equipment, net                        94,140       16,506          18,377 (h)         129,023
Intangible assets, net                                     11,604        3,578             961 (i)          16,143
Goodwill                                                   48,643           38           9,345 (j)          58,026
Investments                                                     -        5,854                               5,854
Other assets                                                2,945            9                               2,954
                                                       ----------   ----------      ----------          ----------
Total assets                                           $  321,105   $   76,912      $   10,897          $  408,914
                                                       ==========   ==========      ==========          ==========

LIABILITIES AND SHAREHOLDERS' EQUITY:

Current liabilities excluding current portion
  of long-term debt                                        62,372       22,356          10,505 (k)          95,233
Current portion of long-term debt                          18,685            -                              18,685
                                                       ----------   ----------      ----------          ----------
Total current liabilities                                  81,057       22,356          10,505             113,918
Long-term debt                                             10,155        1,445          32,000 (f)          43,600
Accrued post-retirement benefits                            5,301       11,670                              16,971
Other long-term liabilities                                 1,233        1,378           1,076 (l)           3,687
Minority interest in consolidated subsidiaries                  -          388           6,991 (m)           7,379
Shareholders' equity                                      223,359       39,675         (39,675)(n)         223,359
                                                       ----------   ----------      ----------          ----------
Total liabilities and shareholders' equity             $  321,105   $   76,912      $   10,897          $  408,914
                                                       ==========   ==========      ==========          ==========

See accompanying notes.

NOTES TO UNAUDITED PRO FORMA CONDENSED CONSOLIDATED FINANCIAL STATEMENTS (IN THOUSANDS)

      The following table sets forth the purchase price allocation for the acquisition of Heinrich as of April 3, 2004, in accordance with the purchase method of accounting with adjustments to record the acquired assets and liabilities of Heinrich at their estimated fair market or net realizable values.

Purchase price                     $ 47,748
 Plus: acquisition costs              2,415
                                   --------
 Total purchase price              $ 50,163

Purchase price allocation
 Current assets                    $ 51,304
 Property, plant and equipment       34,883
 Intangible assets                    4,539
 Goodwill                             8,995
 Investments and other assets         5,863
 Current liabilities                (22,356)
 Purchase accounting liabilities    (10,505)
 Long term debt                      (1,445)
 Other long-term liabilities        (14,124)
 Minority interest                   (6,991)
                                   --------
                                   $ 50,163

      The final purchase price allocation is subject to revision based upon receipt of the independent appraisal of the property, equipment and intangible assets acquired.

      Purchase accounting liabilities are estimated to be $10,505 and are primarily for redundancy costs related to manufacturing operations and selling, general and administrative functions.

 (a) Represents depreciation expense related to the estimated $18,377 write-up to record fixed assets at fair value at April 3, 2004 as per the following table:

                                                      Depreciation Expense
                                                  Year Ended      Three Months
                             Remaining Useful     January 3,     Ended April 3,
                              Life of Assets         2004             2004
                             ----------------     ----------     --------------
Machinery, equipment and
buildings                       12.3 years          $1,443            $354

 (b) Represents amortization related to the estimated $4,539 of intangible assets recorded at April 3, 2004 as per the following table:

                                           Amortization Expense
                                       Year Ended    Three Months
                    Weighted Average   January 3,   Ended April 3,
                      Useful Life         2004          2004
                    ----------------   ----------   --------------
Intangible assets       8.3 years         $497          $122

 (c) In April, 2004, Littelfuse borrowed $32,000 under its line of credit to fund the acquisition. Pro forma adjustments to interest expense are as follows:

                                       Twelve Months       Three Months
                                      Ended January 3,    Ended April 3,
                                           2004                2004
                                      ----------------    ---------------
Interest on revolving line of credit         $694                $179

      Pro forma interest expense under the revolving line of credit assumes a rate of 2.1% and 2.2% for the year ended January 3, 2004 and the three months ended April 3, 2004, respectively.

 (d)  Represents minority interest for the period.

 (e) Represents an adjustment to reflect tax expense at the Littelfuse effective tax rate of 36%.

 (f) Following are the estimated sources and uses of funds to acquire Heinrich as if it were acquired by Littelfuse as of April 3, 2004.

Sources of funds:
Cash                                    $     18,163
Proceeds from revolving line of credit        32,000
                                        ------------
Total sources of funds                  $     50,163

Uses of funds:
Purchase of Heinrich                    $    (47,748)
Acquisition costs                             (2,415)
                                        ------------
Total uses of funds                     $    (50,163)


 (g)  Represents an adjustment to record inventory at fair value.

 (h) For purposes of preliminary purchase price allocation, an estimated write-up in fixed assets in the amount of $18,377 has been reflected to record fixed assets at fair market value. The final fixed asset fair market value is subject to revision based upon appraisal.

 (i) For purposes of preliminary purchase price allocation, an adjustment of $961 to record an estimated valuation of intangible assets in the amount of $4,539 has been reflected to record intangible assets at fair market value. The final intangible asset value is subject to revision based upon appraisal.

 (j) For purposes of preliminary purchase price allocation, an adjustment of $9,345 to record an estimated valuation of goodwill in the amount of $9,383 has been reflected. The final goodwill amount is subject to revision based upon appraisal.

 (k) Represents adjustments to record liabilities amounting to $10,505 for estimated severance costs and other liabilities resulting from the integration of Heinrich into Littelfuse. This estimated purchase accounting liability is subject to revision based upon final completion of the purchase price allocation.

 (l)  Represents an adjustment to deferred taxes.

 (m) Represents minority interest related to Heinrich shares not purchased by Littelfuse.

 (n)  Eliminates shareholders' equity of Heinrich.


Item 7c EXHIBITS

Number         Description of Exhibit
------         ----------------------

  23           Consent of PwC Westdeutschland



                                   SIGNATURES

      Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this Report to be signed on its behalf by the undersigned thereunto duly authorized.

                                 LITTELFUSE, INC.,
                                 a Delaware corporation

Date: July 20, 2004              By: /s/ Philip G. Franklin
                                     ------------------------------------------
                                     Name: Philip G. Franklin
                                     Title:  Vice President, Operations Support
                                     and Chief Financial Officer (As duly
                                     authorized officer and as the principal
                                     financial and accounting officer)